Contact:
Scott Schecter	Hulus Alpay
Chief Financial Officer	Investor Relations
HydroGen Corporation	Makovsky + Company
(212) 672-0380 x 3002	(212) 508-9600
sschecter@hydrogenllc.com	halpay@makovsky.com

HydroGen Corporation Names John Freeh Chief Executive Officer

Dr. Leo Blomen remains Chairman

Cleveland, Ohio - November 13, 2007 - HydroGen Corporation (Nasdaq: HYDG), a designer and manufacturer of multi-megawatt air-cooled phosphoric acid fuel cell (PAFC) systems, announced today the appointment of Mr. John J. Freeh, 55, as Chief Executive Officer replacing Dr. Leo Blomen, 52, who retains his position as Chairman and will continue to serve the Company as a consultant, focusing on plant engineering and support of the Company’s technology roadmap.

Mr. Freeh served as Lead Outside Director and has been a member of HydroGen’s Board of Directors since 2005. From July 2001 until February 2007, he was the President of Lockheed Martin Systems Management (“LMSM”), a $1 billion defense systems services company within Lockheed Martin. He was also a Lockheed Martin corporate officer, and was responsible for the oversight and integration of all of Lockheed Martin energy-related activities. Prior to his LMSM assignment, Mr. Freeh was appointed President and General Manager of the Knolls Atomic Power Laboratory (“KAPL, Inc.”) by General Electric. KAPL, Inc. is one of only two joint Department of Energy/Navy laboratories dedicated to Naval Nuclear Propulsion research, design, testing and training of reactor operators for the US Nuclear Navy. Mr. Freeh has over 33 years of experience in advanced technology development and executive leadership positions within General Electric and Lockheed Martin, and holds a BS in Engineering Physics from Lehigh University and an MS in Electrical Engineering from Rensselaer Polytechnic University.

Dr. Leo Blomen said, “At this critical juncture in HydroGen’s development, with huge opportunities facing us in the year to come, the Company needs a US-based CEO in order to execute fully the Company’s growth plan. In fact, the Board and I have been anticipating the need for this change for over a year, and believe that now is the right time to take this action to strengthen our team, given the growth ramp that we anticipate in the near future and the fact that I remain based overseas. Having worked with John Freeh during his tenure as a member of our Board, my fellow directors and I agree that John possesses the executive leadership skills and corporate experience necessary to achieve HydroGen’s potential. I look forward to working with John in his new position, and I will continue to support HydroGen’s development into the future.”

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HydroGen Appoints CEO
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Mr. Freeh added, “I am looking forward to meeting the leadership challenge of bringing HydroGen’s fuel cell technology through the near term steps to commercialization. I appreciate the confidence that the Chairman, the Board, and the management team have expressed in my abilities, and I value the close working relationship that we have developed during the last two years. I have great confidence in our technology, business plans, and especially in the strong leadership team that HydroGen has in place.”

Conference Call & Webcast:

HydroGen Corporation has scheduled a conference call for today, November 13, 2007, at 2:00 p.m., Eastern Time, to discuss this press release. To participate in the call, please dial toll free (USA/Canada) (877) 397-0300 or (International) (719) 325-4858 a few minutes prior to the start time and specify the HydroGen Conference Call. Replay of the call will be available until 11:59 p.m., Eastern Time, on November 27, 2007, by dialing (USA/Canada) (888) 203-1112 or (International) (719) 457-0820 and Digital Pin Code 9124316. The live broadcast and archive of HydroGen’s conference call will be available online: http://investor.shareholder.com/media/eventdetail.cfm?mediaid=28520&c=HYDG&mediakey=5F9D54283335C076D33AC887A411649D&e=0

About HydroGen Corporation

HydroGen Corporation, through its wholly-owned subsidiary, HydroGen, LLC, is a developer of multi-megawatt fuel cell systems utilizing its proprietary 400 kW phosphoric acid fuel cell (PAFC) technology. Advancing fuel cell technology originally developed by Westinghouse Corporation, the Company targets market applications where hydrogen is currently available and other drivers favoring the adoption of fuel cells are present.

Forward-Looking Statements

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently unreliable and actual results may differ materially. Examples of forward-looking statements in this news release include statements regarding HydroGen's anticipated economically competitive fuel cell systems. Factors which could cause actual results to differ materially from these forward-looking statements include such factors as fluctuations in demand for HydroGen's products, HydroGen's ability to maintain strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of HydroGen's liquidity and financial strength to support its growth, and other information that may be detailed from time to time in HydroGen's filings with the United States Securities and Exchange Commission. HydroGen undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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